UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 15, 2010 the following matters were submitted to a vote of shareholders:

1. Each of the nominees considered at the annual general meeting was elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified. The persons named below were elected to serve as Directors and received the number of votes set forth opposite their respective names.

Director:	Votes FOR	Votes WITHHELD
Ronald S. Lauder	100,742,804	4,089,445
Herbert A. Granath	104,817,917	14,332
Paul Cappuccio	100,755,705	4,076,544
Michael Del Nin	100,753,626	4,078,623
Charles R. Frank, Jr.	100,746,257	4,085,992
Igor Kolomoisky	98,369,707	6,462,542
Alfred W. Langer	104,818,392	13,857
Fred Langhammer	104,819,589	12,660
Bruce Maggin	104,808,692	23,557
Parm Sandhu	104,819,989	12,260
Adrian Sarbu	100,761,764	4,070,485
Caryn Seidman Becker	104,819,979	12,270
Duco Sickinghe	104,779,493	52,756
Eric Zinterhofer	100,753,766	4,078,483

2. The resolution appointing Deloitte LLP as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2010 and to authorize the directors, acting through the Audit Committee, to approve their fees was approved, with 106,734,607 votes cast for approval, 18,700 votes cast against approval and 4,340 votes abstaining.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: June 18, 2010	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer